UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     December 17, 2009

Syms Corp
(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(201) 902-9600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On November 17, 2009, Syms Corp (the “Company”) was saddened to learn of the death of Sy Syms, the Company’s chairman and founder. In connection with his employment, the Company maintained various insurance policies on Mr. Syms’ life, the beneficiary of which was the Company. As a result of Mr. Syms’ death, the Company expects to realize approximately $16 million in cash proceeds from these policies, which, when received, will be utilized for working capital needs of the Company, including but not limited to repayment of a portion of the outstanding principal under the Company’s existing senior credit facility. The Company will record the net effect of the gain, which is expected to be less than $16 million, from these policies in the statement of operations in the period in which the benefit was realized, which is the Company’s fiscal quarter ended November 28, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP

By:	/s/ Philip A. Piscopo
	Name:	Philip A. Piscopo
	Title:	Vice President and
Chief Financial Officer

Dated: December 17, 2009